UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

AutoNation, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-13107	73-1105145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 769-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2017, AutoNation, Inc. (the “Company”) closed its sale of $450.0 million aggregate principal amount of 3.500% Senior Notes due 2024 (the “2024 Notes”) and $300.0 million aggregate principal amount of 3.800% Senior Notes due 2027 (the “2027 Notes” and together with the 2024 Notes, the “Notes”), pursuant to an underwriting agreement (the “Underwriting Agreement”), entered into on November 7, 2017, by and among the Company, the Company’s subsidiary guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the other several underwriters listed in Schedule A thereto. The 2024 Notes were issued at 99.876% of the aggregate principal amount, representing a yield to maturity of 3.520%, and the 2027 Notes were issued at 99.925% of the aggregate principal amount, representing a yield to maturity of 3.809%. The Notes were sold pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-209585), filed with the U.S. Securities and Exchange Commission (the “SEC”).

Certain affiliates of each of the underwriters act as agents and/or lenders under the revolving credit facilities under the Company’s credit agreement. In addition, certain affiliates of the underwriters act as agents or lenders for certain of the Company’s vehicle floorplan facilities. An affiliate of Wells Fargo Securities, LLC acts as trustee under the indenture that governs the Company’s existing notes and the Indentures that govern the 2024 Notes and 2027 Notes. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes were issued under a senior indenture, dated as of April 14, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented, with respect to the 2024 Notes, by a supplemental indenture entered into on November 10, 2017 by and among the Company, the Trustee and the Guarantors (the “2024 Notes Supplemental Indenture” and together with the Base Indenture, the “2024 Notes Indenture”) and, as amended and supplemented, with respect to the 2027 Notes, by a supplemental indenture entered into on November 10, 2017 by and among the Company, the Trustee and the Guarantors (the “2027 Notes Supplemental Indenture” and together with the Base Indenture, “the 2027 Notes Indenture”). The 2024 Notes Indenture and the 2027 Notes Indenture are referred to collectively as the “Indentures.”

The 2024 Notes will mature on November 15, 2024 and bear interest at a rate equal to 3.500% per year, payable on May 15 and November 15 of each year, beginning on May 15, 2018. The 2027 Notes will mature on November 15, 2027 and bear interest at a rate equal to 3.800% per year, payable on May 15 and November 15 of each year, beginning on May 15, 2018. The interest rate payable on the Notes is subject to adjustment upon the occurrence of certain credit rating events as provided in the Indentures. The Notes are guaranteed by substantially all of the Company’s subsidiaries. Such subsidiary guarantees may be released in certain circumstances as set forth in the Indentures. The Indentures contain certain restrictive covenants that, among other things, limit the ability of the Company to incur liens, enter into sale and leaseback transactions and merge, consolidate or transfer all or substantially all of its assets.

The Underwriting Agreement, the Base Indenture, the 2024 Supplemental Indenture (which includes the Form of 3.500% Senior Notes due 2024) and the 2027 Supplemental Indenture (which includes the Form of 3.800% Senior Notes due 2027) are filed as exhibits hereto, and each is incorporated herein by reference. The descriptions of the provisions of the Underwriting Agreement and the Indentures are summary in nature and are qualified in their entirety by reference to the provisions of such agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 with respect to the Company’s issuance of the Notes is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 7, 2017, by and among the Company, the Company’s subsidiary guarantors named therein and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the other several underwriters listed in Schedule A thereto.

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on April 15, 2010).

4.2	2024 Notes Supplemental Indenture, dated as of November 10, 2017.

4.3	Form of 2024 Notes (included in Exhibit 4.2)

4.4	2027 Notes Supplemental Indenture, dated as of November 10, 2017.

4.5	Form of 2027 Notes (included in Exhibit 4.4)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of C. Coleman Edmunds.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of C. Coleman Edmunds (included in Exhibit 5.2).

Certain of the agreements listed as exhibits to this Form 8-K (including the schedules and exhibits to such agreements), which are being filed to provide investors with information regarding their terms, contain various representations, warranties and covenants of the Company and the other parties thereto. They are not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The assertions embodied in those representations, warranties and covenants were made for purposes of each of the agreements, solely for the benefit of the parties thereto. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a security holder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Investors should not view the representations, warranties and covenants in the agreements (or any description thereof) as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the agreements (or their subsidiaries) and should not rely on them as such. In addition, information in any such representations, warranties or covenants may change after the dates covered by such provisions, which subsequent information may or may not be fully reflected in the public disclosures of the parties. In any event, investors should read the agreements together with the other information concerning the Company contained in reports and statements that it files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: November 13, 2017	By:	/s/ C. Coleman Edmunds
	Name:	C. Coleman Edmunds
	Title:	Executive Vice President, General Counsel and Corporate Secretary